NUVEEN FUNDS

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Nuveen Securities, LLC (the “Distributor”) and [INSERT AP NAME] (the “Participant”), and is subject to acceptance by the transfer agent, State Street Bank and Trust Company (the “Transfer Agent”), for each individual series or class that is exchange-traded (each a “Fund” and collectively the “Funds”) of the entities listed in schedule A (each a “Trust”).

The Transfer Agent serves as the transfer agent for the Funds and is a Transfer Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of exchange-traded shares of beneficial interest issued by the Funds, referred to herein as “Shares.”

The process by which an investor purchases and redeems Shares from a Fund is described in detail in each Fund’s current prospectus and statement of additional information, as each may be supplemented or amended from time to time (collectively with respect to each Fund, the “Prospectus”) that comprise part of the Trust’s registration statement, as amended, on Form N-1A and the Authorized Participant Procedures Handbook (“AP Handbook”) (hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Fund Documents. References to the Fund Documents are to the then current Prospectus and AP Handbook as each may be supplemented or amended from time to time. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents. In the event of a conflict between this Agreement and the Fund Documents, the Fund Documents shall control. In the event of a conflict between the Prospectus and AP Handbook, the Prospectus shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it.

Except when issued directly to a shareholder in connection with an exchange of mutual fund shares of a Fund for exchange-traded shares of the same Fund, Shares may be purchased or redeemed directly from a Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. To purchase a Creation Unit, the Participant, whether acting for its own account or on behalf of another party, generally must deliver to a Fund a designated basket of securities (the “Deposit Securities”) and an amount of cash computed as described in the Fund Documents (the “Cash Component”), plus a purchase transaction fee as described in the Fund Documents (the “Transaction Fee”). The Fund may permit or require the substitution of an amount of cash to be added to the Cash Component to replace any Deposit Security. The Deposit Securities and the Cash Component together constitute the “Fund Deposit.” The amount of such Transaction Fee shall be determined by the investment adviser to the Fund in its sole discretion and may be changed from time to time as disclosed in the Fund Documents.

This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement System (“CNSS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process through the systems of The Depository Trust Company (“DTC”). The procedures for placing an order to purchase Shares (a “Purchase Order”) and an order to redeem Shares (a “Redemption Order”) are described in the Fund Documents. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents. Any use by the Participant of the Transfer Agent’s electronic interface or portal for order entry shall be subject in all respects to the terms and conditions set forth in Annex I hereto. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed.

The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1.	STATUS OF PARTICIPANT

(a) The Participant hereby represents, covenants, and warrants that it is and will continue to be a participant in DTC (“DTC Participant”) so long as this Agreement is in full force and effect and that, with respect to Purchase Orders or Redemption Orders placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in full force and effect. The Participant may place Purchase Orders or Redemption Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchase and redemption referred to in Section 2 below and the AP Handbook. If the Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing of the change in status or eligibility. Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement.

(b) Subject to paragraph (c) below, the Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA, and that it will not offer or sell Shares of any Fund in any state or jurisdiction except in a manner consistent with applicable law.

(c) If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

2.	EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a) All Purchase Orders and Redemption Orders shall be made in accordance with the procedures set forth in the Fund Documents, this Agreement and all attachments hereto. Each party hereto agrees to comply with the provisions of the Fund Documents to the extent applicable to it. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Shares and Creation Units of any Fund, and the Participant agrees to comply with such procedures as may be issued from time to time (including but not limited to the Shares cash collateral settlement procedures that are referenced in the AP Handbook), provided that any such amendments are disclosed to the Participant. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting that a Purchase Order or Redemption Order shall be irrevocable once accepted, and that the Distributor, on behalf of the Funds, has and reserves the right, in its sole discretion without notice, to reject a Purchase Order or suspend sales of Shares, in accordance with the terms of the Fund Documents.

(b) With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund.

(c) With respect to any Purchase Order, the Distributor agrees to cause the Trust’s custodian (“Custodian”), on behalf of each Fund, to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to a Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting. With respect to any Purchase Order, the Distributor, on behalf of each Fund, also acknowledges and agrees that the Participant shall be entitled to reduce the amount of the cash component due to a Fund by an amount equal to any dividend, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant.

(d) In the event that the basket of Deposit Securities to be delivered by the Participant in connection with any Purchase Order or the basket of Shares to be delivered by the Participant in connection with any Redemption Order is missing some of the required securities on the date on which such Purchase Order or Redemption Order is scheduled to settle with respect to any Fund (the “Contractual Settlement Date”), the Distributor and the Transfer Agent agree not to treat such Purchase Order or Redemption Order as a failed trade or a failed settlement provided that the Participant, on or prior to the Contractual Settlement Date for such Purchase Order or Redemption Order, (i) delivers to the Transfer Agent, for the benefit of the relevant Fund (in accordance with the delivery instructions provided by the Transfer Agent), cash collateral in an amount not less than 110% of the market value of the missing securities, or (ii) delivers to the Fund through the NSCC or otherwise (as instructed by the Transfer Agent, for the benefit of the Fund) the missing securities or, with the consent of the Distributor, cash in lieu of such securities. Following the Contractual Settlement Date, in the event of (i) above, an additional amount of cash shall be delivered by the Participant to the Transfer Agent each day to the extent necessary to maintain the cash collateral with the Transfer Agent in an amount at least equal to 110% of the daily marked to market value of the missing securities until the Participant delivers to the Fund through the NSCC or otherwise (as instructed by the Transfer Agent, for the benefit of the Fund) the missing securities or the Distributor otherwise agrees to accept cash in lieu of such securities. Notwithstanding the foregoing, nothing contained herein shall be deemed to require the Transfer Agent to complete any such Purchase Order or Redemption Order on behalf of the Fund unless and until the Participant fully complies with the requirements of this Section 2(d), as determined by the Transfer Agent in its sole discretion. For the avoidance of doubt, the Participant shall be notified pursuant to the terms of this Agreement of any modification to the Participant’s ability to engage in cash in lieu transactions.

3.	AUTHORIZATION OF TRANSFER AGENT

With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Cash Components as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC to the extent that those instructions are actually consistent with the Participant’s instructions to the Transfer Agent.

4.	MARKETING MATERIALS AND REPRESENTATIONS

(a) The Participant represents, warrants, and agrees that it will not make any representations concerning Shares, the Trust or the Funds, other than those consistent with each respective Fund’s then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor.

(b) The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor.

(c) The Participant understands that a Shares of a Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Shares are generally not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Shares will disclose that Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports or other institutional sales material that include information, opinions, or recommendations relating to Shares (i) for public dissemination, provided that such research reports or other institutional sales material comply with all applicable laws and regulations, and (ii) for internal use by the Participant.

(d) Distributor represents and warrants that (i) the registration statement(s) for the Trust and each Prospectus contained therein conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder, and do not and will not, as of the applicable effective date as to the registration statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Distributor; (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of Shares, except the registration of Shares under the 1933 Act; (iv) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (v) Shares will be approved for listing on a national exchange; (vi) any and all marketing materials prepared by the Trust and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (vii) it will not name the Participant as an authorized participant and/or underwriter in the Prospectus, marketing materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

5.	TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents on behalf of itself and, to the best of its knowledge, any party for which it acts that upon delivery of Deposit Securities to the Custodian in connection with any Purchase Order with respect to a Fund, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not be subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order, or (ii) any provision of the 1933 Act and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration) or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and, to the best of its knowledge, any party for which it acts that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

6.	CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the Contractual Settlement Date, by means satisfactory to the Distributor on behalf of the applicable Fund, and in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Distributor to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the Transaction Fee. Any excess funds will be returned to the Participant following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Cash Component. The Participant hereby agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the Fund Documents, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Transfer Agent for any amounts advanced by it in its sole discretion on behalf of the Participant for payment of the amounts due and owing for the Cash Component. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the issuing Fund. In the event the Cash Component with respect to any Purchase Order is a negative number, the Distributor hereby agrees that it will cause the applicable Fund to make available on or before the Contractual Settlement Date, in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Distributor to be sufficient to pay such negative Cash Component, less the Transaction Fee.

7.	PAYMENT OF CERTAIN FEES AND TAXES

(a) In connection with the purchase or redemption of Creation Units, the Participant agrees to pay the Transaction Fee prescribed in the Prospectus as applicable to the Participant’s transaction. The Trust reserves the right to adjust any Transaction Fee subject to any limitation as prescribed in the Prospectus and upon reasonable advance notice to the Participant.

(b) In connection with the purchase or redemption of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Fund Shares or Fund Securities. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Trust or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon, unless such penalties, additions or interest were the result of the applicable party’s gross negligence, fraud or willful misconduct. This section shall survive the termination of this Agreement.

8.	ROLE OF PARTICIPANT

(a) The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor, the Trust or the Funds in any matter or in any respect, except to the extent it is expressly engaged by an adviser of a Fund to act as such an agent in the case that such party requests that the Participant, as acting in its capacity as a broker or dealer, purchase for the Fund in respect of a cash creation some or all of the securities comprising a basket underlying a Creation Unit. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Distributor, the Trust and their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b) The Participant agrees as a DTC Participant and in connection with any Purchase Order or Redemption Order in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.

(c) The Participant agrees, to the extent required by applicable law, to maintain records of all sales of Shares made by or through it and, to the extent it can do so in compliance with applicable privacy and customer protection rules, policies and contractual obligations, to furnish copies of such records to the Distributor or the Trust upon their reasonable request.

(d) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(e) The Participant certifies that it has established and agrees to maintain an anti-money laundering program reasonably designed to materially comply with all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”) and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

(f) The Participant certifies that it is a “qualified institutional buyer” (“QIB”) as defined under Rule 144A of the Securities Act of 1933, as amended, and the Participant will promptly notify the Distributor if it ceases to qualify as a QIB.

9.	AGENT FOR PROXY

(a)  The Participant represents, covenants and warrants that, from time to time, it may be a “beneficial owner” (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act) of Shares (“Beneficial Owner”). To the extent that it is a Beneficial Owner of Shares, the Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) such Shares as it is entitled to vote at any meeting of shareholders of a Fund held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust. The Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Participant or any other party in connection with any vote (or abstention thereof). The Distributor represents that it has an interest in the Shares and the Trust sufficient to support enforceability of this proxy under applicable law.

(b)  For purposes of this Section 9, beneficially owned Shares of a Fund (i) shall not include those Shares for which the Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Participant instructs the Distributor in writing otherwise, but (ii) shall include mutual fund class shares of the same Fund. The Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares unless the Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the agent and proxy pursuant to this Section. The Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by the Distributor resulting directly from losses, liabilities or expenses resulting from this proxy other than those arising from the negligence, bad faith or willful misconduct of the Distributor.

(c)  The Distributor, as proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant. The Distributor may terminate this irrevocable proxy (i.e., Sections 9(a) through 9(c)) after sixty (60) days written notice to the Participant and termination of this irrevocable proxy by itself shall not serve to terminate this Agreement. In the event this Agreement is terminated, this irrevocable proxy shall remain in full force and effect with respect to a Fund at all times the Participant holds 5% or more of the Fund’s outstanding Shares. In the event this irrevocable proxy is deemed unenforceable, the Participant shall endeavor to grant an enforceable irrevocable proxy prior to any meeting of shareholders of a Fund or to provide a specific proxy prior to any such meeting authorizing the Distributor to vote Shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust.

10.	AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement and from time to time thereafter as may be reasonably requested by the Distributor, the Participant shall deliver to the Distributor, with copies to the Transfer Agent, a certificate in the form attached as Annex II hereto or in a form otherwise acceptable to the Distributor, duly certified as appropriate by a duly authorized official of the Participant, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor, with a copy to the Transfer Agent, and such notice (which may be given via email) shall be effective upon acknowledged receipt thereof.

(b) The Transfer Agent shall issue to each Authorized Person of the Participant a unique personal identification number (“PIN Number”) by which each Authorized Person shall be identified and instructions issued by each Authorized Person on behalf of the Participant hereunder shall be authenticated. Participant agrees to keep each PIN Number confidential, provided that the Distributor acknowledges and agrees that certain employees of the Participant such as those who work in a legal, compliance, risk management or other supervisory role may have a reasonable need to know or may have incidental access to one or more PIN Numbers. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Transfer Agent. If for any reason an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent immediately via email in order for a new one to be issued.

(c) The Transfer Agent shall assume that all instructions issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent has actual knowledge to the contrary or the Participant has revoked such Authorized Person’s PIN Number. The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable, absent their fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of an Authorized Person’s PIN Number, unless the Participant previously submitted written notice to revoke such Authorized Person’s PIN Number and such notice was affirmatively acknowledged as accepted.

11.	REDEMPTIONS

(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that a Fund is open for business, as required by Section 22(e) of the Investment Company Act of 1940, as amended.

(b) The Participant represents, warrants and agrees that, as of the close of business on the day on which it has placed any Redemption Order, it or the customer on behalf of whom it is acting, as the case may be, will own (within the meaning of Rule 200 of Regulation SHO) or has arranged to borrow for delivery to the applicable Fund on or prior to the Contractual Settlement Date for such Redepemption Order the number of Shares to be redeemed as a Creation Unit. In either case, the Participant acknowledges that: (i) it has or if, applicable, its customer has full legal authority and legal right to tender for redemption the requisite number of Shares and to receive the entire proceeds of the redemption and (ii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting legal or beneficial ownership of such Shares, there are no restrictions precluding the tender and delivery of such Shares (including borrowed shares, if any) for redemption, free and clear of liens, on the Contractual Settlement Date. In the event that the Distributor has reason to believe that the Participant does not own or have available for delivery the requisite number of Shares to deliver by the Contractual Settlement Date, the Distributor may require the Participant to deliver or execute supporting documentation evidencing ownership or its right to deliver sufficient Shares in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Distributor, in its reasonable discretion, the Distributor may reject the Redemption Order. Failure to deliver or execute the requested supporting documentation may result in a Participant’s Redemption Order being rejected as not in proper form.

(c) The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of the Participant or when the Participant reasonably expects that one or more Creation Units will be held in its account in unencumbered form as of the relevant Contractual Settlement Date.

(d) Notwithstanding anything to the contrary in this Agreement or the Prospectus, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant hereby represents that any Redemption Order it submits for an in-kind redemption has not been submitted on behalf of a beneficial owner who is a resident of a country requiring that all redemptions be made in cash.

12.	BENEFICIAL OWNERSHIP

(a) The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Securities as a dealer and as inventory in connection with its market making activities, and the Deposit Securities will be marked to market under section 475 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, prior to being deposited with the Fund and the Participant will adjust the basis of the Deposit Securities to their fair market value immediately prior to their being deposited with the Fund.

(b) The Fund, Transfer Agent and the Distributor shall each have the right to require, as a condition to the acceptance of Deposit Securities, information from the Participant regarding ownership of Shares by the Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding a Beneficial Owner’s ownership of 80% or more of a Fund’s currently outstanding Shares.

13.	INDEMNIFICATION

Section 13 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Losses”) incurred by such Participant Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, to the extent that such laws, rules and regulations apply to its activities as Participant hereunder; (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents or Annex II (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. Notwithstanding the foregoing, the Participant shall not be required to indemnify and hold harmless any Participant Indemnified Party to the extent that such Losses were caused by the negligence or willful misconduct of such Participant Indemnified Party.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any Losses incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations to the extent that such laws, rules and regulations apply to its activities as distributor hereunder; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with the Fund Documents and Annex II (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor. Notwithstanding the foregoing, the Distributor shall not be required to indemnify and hold harmless any Distributor Indemnified Party to the extent that such Losses were caused by the negligence or willful misconduct of such Distributor Indemnified Party.

(c) The Transfer Agent shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its obligations hereunder, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(d)  The Trust, the Funds, the Distributor, the Transfer Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Securities in a Fund Deposit and a Fund’s benchmark index, if any.

(e) No party shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(f) None of the Participant, the Distributor, or the Transfer Agent shall be liable to each other for any damages arising out of mistakes or errors in data provided to the Participant, the Distributor, or the Transfer Agent, as the case may be, by a third party, or out of interruptions or delays of electronic means of communications with the Participant, the Distributor, or the Transfer Agent.

(g) In no event shall any of the parties be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

14.	LIMITATION OF LIABILITY

This Section 14 shall survive the termination of this Agreement.

(a) In no event shall any party or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties or the Transfer Agent have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b) Neither the Distributor, the Trust, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by an event of Force Majeure, which shall mean: (x) circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wind; explosions; wars; civil or military disturbances; terrorism; sabotage; epidemics, pandemics, public health emergencies or outbreaks (including but not limited to COVID-19), or any governmental order or requirement relating thereto); riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service, including but not limited to as a result of computer viruses; accidents; strikes or other labor disputes; acts of civil or military authority or governmental actions; or (y) any other circumstance or event which is unforeseeable or beyond the reasonable control of the Distributor, the Trust, the Transfer Agent or the Participant, regardless of whether such circumstance or event is of a nature or type described in (a) above.

(c) The Distributor, the Trust and the Transfer Agent may conclusively rely upon and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction, or consent reasonably believed by them to be genuine.

(d) In the absence of bad faith, gross negligence, or willful misconduct on its part, neither the Trust nor the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. Neither the Trust nor the Transfer Agent shall be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f) The Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 9.

15.	INFORMATION ABOUT DEPOSIT SECURITIES

On each day that a Fund is open for business, the Fund will make available, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in that day’s Fund Deposit for such Fund.

16.	CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically a Prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Funds’ website, www.nuveen.com/etfs, and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth in Section 16(b) above. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at any time by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth above and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that, in order to access all Shareholder Documents, it must have Internet access.

17.	CONSENT TO RECORDING OF CONVERSATIONS

By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Transfer Agent and the Participant in connection with the placing of orders may be recorded, and the Participant hereby grants its consent to such recordings.

18.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by telex, telegram, facsimile, email or similar means of same day delivery (with a confirming copy by mail). All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address, telephone, facsimile or telex numbers or email address indicated below the signature line of such party.

19.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective after execution and delivery to the Distributor upon notice by the Distributor to the Participant.

(b) This Agreement may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Distributor at any time in the event of a material breach by the Participant of any provision of this Agreement or the procedures set forth in the Fund Documents. This Agreement will be binding on each party’s successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement (in whole or in part) without the prior written consent of the other party; provided, that either party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all, of its assets or business or to an affiliate. If a party assigns its rights or obligations hereunder to an affiliate, the assigning party or affiliate shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

(c) This Agreement or any part hereof may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought.

20.	TRUST AS THIRD PARTY BENEFICIARY

The Participant and the Distributor understand and agree that the Trust, as a third party beneficiary to this Agreement, is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

21.	INCORPORATION BY REFERENCE

The Participant acknowledges receipt of each Prospectus and the AP Handbook, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

22.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the State of Delaware having subject matter jurisdiction for the purpose of any action, suit or proceeding arising out of or relating to this Agreement, and waive any claim of forum nonconveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

23.	ARBITRATION

The Distributor and the Participant hereby agree as between themselves that any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in the State of New York, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. For avoidance of doubt, the Transfer Agent does not consent to arbitration before FINRA or otherwise.

24.	MISCELLANEOUS; COUNTERPARTS

This Agreement constitutes the entire agreement between the Distributor and the Participant with respect to the subject matter hereof. Accordingly, this Agreement supersedes and other oral or written agreements heretofore in effect between the Distributor and the Participant with respect to the distribution of Shares. Except as expressly provided herein, no other duties or obligations of any kind are implied upon any party.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

25.	NO PROMOTION

Each of the Distributor (for itself and on behalf of the Trust and any Fund) and the Transfer Agent agrees that it will not, without the prior written consent of the Participant in each instance, (i) use in advertising, publicity or otherwise the name of the Participant or any affiliate of the Participant, or any partner or employee of the Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust (and any Fund), the

Distributor, or the Transfer Agent has been approved or endorsed by the Participant. This provision shall survive termination or expiration of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:__________________________________

NUVEEN SECURITIES, LLC

By: __________________________________________

Name:
Title:
Address:
Telephone:
Facsimile:

[INSERT AP NAME]
DTC/NSCC Clearing Participant Code:

By: _______________________________________
Name: ________________________________________
Title: _________________________________________
Address: ______________________________________
Telephone: ____________________________________
Facsimile: _____________________________________
E-mail: _______________________________________

ACCEPTED BY:

State Street Bank and Trust Company, as Transfer Agent

By: __________________________________________
Name: ________________________________________
Title: _________________________________________
Address: ______________________________________
Telephone: ____________________________________
Facsimile: _____________________________________
E-mail: _______________________________________

Schedule A

Nushares ETF Trust

Nuveen Municipal Trust

Nuveen Multistate Trust I

Nuveen Multistate Trust II

Nuveen Multistate Trust III

Nuveen Multistate Trust IV

Nuveen Investment Trust

Nuveen Investment Trust II

Nuveen Investment Trust III

Nuveen Investment Trust V

Nuveen Investment Funds, Inc.

TIAA-CREF Funds

ANNEX I

ORDER ENTRY SYSTEM/ELECTRONIC TERMS AND CONDITIONS

This Annex shall govern use by the Participant of the electronic order entry system for placing Creation Orders and Redemption Orders (collectively, “Orders”) made available to the Participant by the Transfer Agent (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement to which this Annex is attached (the “Agreement”). In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control.

1.  (a)  The Participant shall provide to Distributor and the Transfer Agent a duly executed authorization letter, in a form attached as Annex II to the Agreement or in a form otherwise satisfactory to Distributor and the Transfer Agent, identifying those Authorized Persons who will access the System. The Participant shall promptly notify Distributor and the Transfer Agent in writing in the event that any person’s status as an Authorized Person is revoked or terminated for any reason, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. Such notice (which may be given by email), shall be effective upon acknowledged receipt thereof. The Participant shall be responsible in all respects for each Authorized Person’s use of the System.

(b)  It is understood and agreed that each Authorized Person shall be designated as an authorized user of the Participant for the purpose of the Agreement. Upon termination of the Agreement, the Participant’s and each Authorized Person’s access rights with respect to the System shall be revoked.

2.  The Transfer Agent grants to the Participant a limited, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Transfer Agent in connection with the same. The Participant shall use the System solely for its own internal and proper business purposes. Except as expressly set forth herein, no license or right of any kind is granted to the Participant with respect to the System. The Participant acknowledges that the Transfer Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System. The Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Transfer Agent or its suppliers. The Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. The Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Transfer Agent’s prior written consent. The Participant may not remove any statutory copyright notice or other notice included in the System. The Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Transfer Agent’s request.

3.  (a)  The Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the “Material”),

which is delivered or made available to the Participant regarding the System is the exclusive and confidential property of the Transfer Agent. The Participant shall keep the Material confidential by using the same care and discretion that the Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. The Participant may make such copies of the Material as is reasonably necessary for the Participant to use the System for purposes of the Agreement and shall reproduce the Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)  Upon termination of the Agreement for any reason, the Participant shall return to the Transfer Agent all copies of the Material which is in the Participant’s possession or under its control.

4.  The Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided to the Participant, which shall not be disclosed to any third party without the prior written consent of the Transfer Agent. The Transfer Agent shall be entitled to rely on the information received by it from the Participant and the Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5.  (a)  The Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Participant hereunder, except for damages incurred by the Participant as a direct result of the Transfer Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE TRANSFER AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE PARTICIPANT HEREUNDER, EVEN IF THE TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

(b) The Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including without limitation the software, information, formats, and interfaces that comprise the System. The Participant will be held strictly liable for decreased effectiveness or efficiency of, or for any errors and omissions arising out of the use of, the System provided to the Transfer Agent’s other clients as a result of modifications the Participant makes to the System and/or their component parts. The Participant will indemnify, defend and hold the Distributor and the Transfer Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Participant’s breach of the terms and conditions of this Annex, or its unauthorized use of the System.

6.  The Transfer Agent reserves the right to revoke the Participant’s access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex.

7.  The Transfer Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Transfer Agent shall not be liable for any failure to act in accordance with such Orders and the Participant may not claim that such Order was received by the Transfer Agent. The Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by the Transfer Agent in sufficient time for the Transfer Agent to act upon, or in accordance with such instructions or communications.

8.  The Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Participant agrees that the Transfer Agent may deactivate any applicable encryption features at any time, without notice or liability to the Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

ANNEX II

FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated pursuant to the Authorized Participant Agreement dated as of [INSERT DATE] by and between Nuveen Securities, LLC and [INSERT AP NAME] with respect to the Trusts listed in Schedule A thereto (the “Agreement”), or any other notices, request or instruction on behalf of Participant pursuant to the Agreement.

For each Authorized Person:

Name:	Name:
Title:	Title:
Signature:	Signature:
E-Mail Address:	E-Mail Address:
Telephone:	Telephone:
Facsimile:	Facsimile:

Name:	Name:
Title:	Title:
Signature:	Signature:
E-Mail Address:	E-Mail Address:
Telephone:	Telephone:
Facsimile:	Facsimile:

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Agreement and that their signatures set forth above are their own true and genuine signatures.

By:
Date:
Name:
Title:

II-1